NEWS RELEASE

ASTEC REPORTS FIRST QUARTER 2024 RESULTS

First Quarter 2024 Overview (all comparisons are made to the corresponding prior year first quarter unless otherwise specified):

•Implied orders increased 2.4% sequentially from the fourth quarter.
•Backlog of $559.8 million as of March 31, 2024 approaching historical range.
•Net sales decreased 11.1% to $309.2 million.
•Gross margin of 24.9% decreased 70 basis points.
•Diluted EPS of $0.15 compared to $0.53; Adjusted EPS of $0.34 compared to $0.90.
•Federal highway and pavement contract awards increased 11% year-over-year.
•Record attendance at 2024 World of Asphalt/Agg1 trade show, with high levels of interest in equipment and digital solutions.

CHATTANOOGA, Tenn. (May 1, 2024) – Astec Industries, Inc. (Nasdaq: ASTE) announced today its financial results for the first quarter ended March 31, 2024.

"Despite a difficult first quarter, we remain optimistic for the year. We anticipate Materials Solutions softness to be offset by a strong Infrastructure Solutions market. Declines during the first quarter in the Materials Solutions segment were primarily due to longer product conversion cycles from rental to buy and finance capacity constraints attributable to the challenging interest rate environment. Infrastructure Solutions sales were affected by supply chain delays from a specific supplier and are expected to ship during the second quarter." said Jaco van der Merwe, Chief Executive Officer. "We anticipate a continuation of challenging conditions in our Materials Solutions segment in the first half of the year, resulting in more conversions occurring towards the end of the year. In our Infrastructure Solutions segment, we continue to see strong demand for asphalt and concrete plants and project activity at the federal, state and local levels remains robust. As we navigate these near-term headwinds, we are focused on maintaining efficient operations and performing for our customers while deploying our long term strategy."

Mr. van der Merwe continued, "We see additional opportunity ahead supported by the expansion of our collaboration with dealers to develop best-in-class aftermarket practices in both Infrastructure Solutions and Materials Solutions and the rollout of new products in 2024, and we will remain focused on driving margin enhancement and working capital improvements."

(in millions, except per share and percentage data)	1Q 2024	1Q 2023	Change
Net sales	$309.2	$347.9	(11.1)%
Domestic sales	243.2	281.3	(13.5)%
International sales	66.0	66.6	(0.9)%
Backlog	559.8	800.2	(30.0)%
Domestic backlog	437.8	685.7	(36.2)%
International backlog	122.0	114.5	6.6%
Income from operations	6.3	17.6	(64.2)%
Operating margin	2.0%	5.1%	(310)	bps
Effective tax rate	29.8%	26.7%	310	bps
Net income attributable to controlling interest	3.4	12.1	71.9%
Diluted EPS	0.15	0.53	71.7%

Adjusted (Non-GAAP)
Adjusted income from operations	12.0	28.5	(57.9)%
Adjusted operating margin	3.9%	8.2%	(430)	bps
Adjusted effective tax rate	26.0%	25.2%	80	bps
Adjusted net income attributable to controlling interest	7.8	20.5	(62.0)%
Adjusted EPS	0.34	0.90	(62.2)%
Adjusted EBITDA	18.9	35.2	(46.3)%
Adjusted EBITDA margin	6.1%	10.1%	(400)	bps

1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
All comparisons are made to the prior year first quarter:
•Net sales decreased primarily due to fewer conversions in the Materials Solutions group, attributable to the challenging interest rate environment and finance capacity constraints coupled with specific supply chain delays for our Infrastructure Solutions group. We expect market conditions to improve as we move through 2024, supported by continued strong demand for asphalt and concrete plants.
•Our backlog remains healthy and continues to stabilize, supported by improvement in parts backlog efficiency.
•Operating margin decreased 310 basis points due to a slight decrease in gross margin and increased selling, general and administrative expenses mainly associated with personnel-related costs partially offset by lower exhibit costs associated with the ConExpo industry trade show held in 2023.
•The adjusted earnings income tax expense for the three months ended March 31, 2024 was $2.7 million, reflecting a 26.0% effective tax rate. This compared to the prior three-month period adjusted earnings tax expense of $6.9 million, reflecting a 25.2% effective tax rate.
•The Company reached another milestone in our Oracle transformation to drive sustainable profitability. On April 1, 2024, we went live in two additional manufacturing sites, as well as with a transportation management system.
•Adjusted net income and Adjusted EPS exclude $4.4 million and $0.19, respectively, of incremental costs, net of tax, primarily driven by our transformation program initiatives to optimize our Company for long-term value creation.
•Federal highway and pavement contract awards increased 11% year-over-year in February 2024, as funding for the Federal Highway Bill continues to be deployed. Total state budgets are up 12% year-over-year in fiscal year 2024 following an 11% increase in fiscal year 2023.
•The 2024 World of Asphalt/Agg 1 trade show had record attendance with a 38% increase over the previous record set in 2022. The Astec booth was exceptionally busy and interest in our equipment and digital solutions was high.

Segments Results

Our two reportable segments are comprised of sites based upon the nature of the products or services produced, the type of customer for the products, the similarity of economic characteristics, the manner in which management reviews results and the nature of the production process, among other considerations. Based on a review of these factors, our Australia and LatAm sites, which were previously reported in the Infrastructure Solutions segment have moved to the Materials Solutions segment and Astec Digital, which was previously included in the Corporate and Other category has moved to the Infrastructure Solutions segment, each beginning January 1, 2024. Prior periods have been revised to reflect the changes for the segment composition for comparability.

Infrastructure Solutions - Road building equipment, asphalt and concrete plants, thermal storage solutions and related aftermarket parts.
•Net sales of $202.2 million decreased 6.2% as lower equipment sales, service and equipment installation revenue were partially offset by increased parts sales.
•Segment Operating Adjusted EBITDA of $25.6 million compared to $28.5 million for the same period in the prior year primarily due to a component delay with a specific supplier as well as manufacturing inefficiencies. Segment Operating Adjusted EBITDA margin of 12.7% decreased 50 basis points.

Materials Solutions - Processing equipment to crush, screen and convey aggregates and related aftermarket parts.
•Net sales of $107.0 million decreased by 19.1% primarily due to lower equipment sales attributable to finance capacity constraints with contractors and dealers resulting in fewer product conversions.
•Segment Operating Adjusted EBITDA of $5.3 million decreased 63.7%. The decrease between periods primarily resulted from lower net sales, manufacturing inefficiencies and higher inventory-related costs incurred during the period.
•Segment Operating Adjusted EBITDA margin of 5.0% decreased 600 basis points.

Balance Sheet, Cash Flow and Liquidity
•Our total liquidity was $170.5 million, consisting of $55.3 million of cash and cash equivalents available for operating purposes and $115.2 million available for additional borrowings under our revolving credit facility.
•Net cash used by operating activities for the quarter ended March 31, 2024 was $47.0 million to support the timing of collections of trade receivables and inventory purchases.
•Net cash consumed by investing activities for the three months ended March 31, 2024 was $5.9 million as compared to providing net cash of $11.8 million during the three months ended March 31, 2023. The change was primarily due to the cash inflows from the sale of the Tacoma facility for $19.9 million in the first quarter of 2023. Capital expenditures decreased $2.2 million during the three months ended March 31, 2024 as compared to the same period in 2023.
•Net cash provided by financing activities for the three months ended March 31, 2024 was $48.4 million as opposed to a net cash use of $16.2 million during the three months ended March 31, 2023, primarily due to increased borrowings net of repayments of $63.6 million.

1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
First Quarter Capital Allocation
•Capital expenditure investments to increase capacity and improve efficiency were $5.8 million.
•Dividend payment of $0.13 per share.

Investor Conference Call and Webcast

Astec will conduct a conference call and live webcast today, May 1, 2024, at 8:30 A.M. Eastern Time, to review its first quarter financial results as well as current business conditions.

To access the call, dial (888) 440-4118 on Wednesday, May 1, 2024 at least 10 minutes prior to the scheduled time for the call. International callers should dial (646) 960-0833.

You may also access a live webcast of the call at: https://events.q4inc.com/attendee/470717703

You will need to give your name and company affiliation and reference Astec. An archived webcast will be available for ninety days at www.astecindustries.com.

A replay of the call can be accessed until May 15, 2024 by dialing (800) 770-2030, or (609) 800-9909 for international callers, Conference ID# 8741406. A transcript of the conference call will be made available under the Investor Relations section of the Astec Industries, Inc. website within 5 business days after the call.

About Astec

Astec, (www.astecindustries.com), is a manufacturer of specialized equipment for asphalt road building, aggregate processing and concrete production. Astec's manufacturing operations are divided into two primary business segments: Infrastructure Solutions that includes road building, asphalt and concrete plants, thermal and storage solutions; and Materials Solutions that include our aggregate processing equipment. Astec also operates a line of controls and automation products designed to deliver enhanced productivity through improved equipment performance.

Safe Harbor Statements under the Private Securities Litigation Reform Act of 1995

This News Release contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements relate to, among other things, income, earnings, cash flows, changes in operations, operating improvements, businesses in which we operate and the United States and global economies. Statements in this News Release that are not historical are hereby identified as "forward-looking statements" and may be indicated by words or phrases such as "anticipates," "supports," "plans," "projects," "expects," "believes," "should," "would," "could," "forecast," "management is of the opinion," use of the future tense and similar words or phrases. These forward-looking statements are based largely on management's expectations, which are subject to a number of known and unknown risks, uncertainties and other factors discussed and described in our most recent Annual Report on Form 10-K, including those risks described in Part I, Item 1A. Risk Factors thereof, and in other reports filed subsequently by us with the Securities and Exchange Commission, which may cause actual results, financial or otherwise, to be materially different from those anticipated, expressed or implied by the forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements to reflect future events or circumstances, except as required by law.

Non-GAAP Financial Measures

In an effort to provide investors with additional information regarding the Company's results, the Company refers to various U.S. GAAP (U.S. generally accepted accounting principles) and non-GAAP financial measures which management believes provides useful information to investors. These non-GAAP financial measures have no standardized meaning prescribed by U.S. GAAP and therefore may not be comparable to the calculation of similar measures for other companies. Management of the Company does not intend these items to be considered in isolation or as a substitute for the related GAAP measures. Nonetheless, this non-GAAP information can be useful in understanding the Company's operating results and the performance of its core business. Management of the Company uses both GAAP and non-GAAP financial measures to establish internal budgets and targets and to evaluate the Company's financial performance against such budgets and targets. A reconciliation of these non-GAAP measures to the most directly comparable GAAP measure is included in this News Release.

For Additional Information Contact:
Steve Anderson
Senior Vice President of Administration and Investor Relations
Phone: (423) 899-5898
E-mail: sanderson@astecindustries.com
1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
Certain reclassifications have been made to the prior period financial information included in this News Release to conform to the presentation used in the financial statements for the three months ended March 31, 2024.

Astec Industries Inc.
Condensed Consolidated Statements of Operations
(In millions, except shares in thousands and per share amounts; unaudited)

	Three Months Ended March 31,
	2024	2023
Net sales	$309.2	$347.9
Cost of sales	232.3	258.7
Gross profit	76.9	89.2

Operating expenses:
Selling, general and administrative expenses	71.4	67.9
Restructuring and other asset (gains) charges, net	(0.8)	3.7
Total operating expenses	70.6	71.6
Income from operations	6.3	17.6

Other expenses, net:
Interest expense	(2.7)	(2.0)
Other income, net	1.1	0.9
Income before income taxes	4.7	16.5
Income tax provision	1.4	4.4
Net income	3.3	12.1
Net loss attributable to noncontrolling interest	0.1	—
Net income attributable to controlling interest	$3.4	$12.1

Earnings per common share
Basic	$0.15	$0.53
Diluted	0.15	0.53

Weighted average shares outstanding
Basic	22,762	22,656
Diluted	22,835	22,743
1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
Astec Industries Inc.
Segment Net Sales and Operating Adjusted EBITDA
(In millions, except percentage data; unaudited)

Segment net sales are reported net of intersegment sales.

	Three Months Ended March 31,
	Infrastructure Solutions		Materials Solutions		Corporate and Other	Total
2024 Net sales	$202.2		$107.0		$—	$309.2
2023 Net sales	215.5		132.2		0.2	347.9
Change $	(13.3)		(25.2)		(0.2)	(38.7)
Change %	(6.2)%		(19.1)%		(100.0)%	(11.1)%

2024 Segment Operating Adjusted EBITDA	25.6		5.3		(12.0)	18.9
2023 Segment Operating Adjusted EBITDA	28.5		14.6		(7.9)	35.2
Change $	(2.9)		(9.3)		(4.1)	(16.3)
Change %	(10.2)%		(63.7)%		(51.9)%	(46.0)%

2024 Segment Operating Adjusted EBITDA Margin	12.7%		5.0%
2023 Segment Operating Adjusted EBITDA Margin	13.2%		11.0%
Change bps	(50)	bps	(600)	bps

We present certain non-GAAP information that can be useful in understanding our operating results and the performance of our core business. We use both GAAP and non-GAAP financial measures to establish internal budgets and targets and to evaluate financial performance against such budgets and targets. We exclude the costs and related tax effects, which are based on the statutory tax rate applicable to each respective item, of the following items as we do not believe they are indicative of our core business operations:

•Transformation program - Incremental costs related to the execution of our ongoing strategic transformation initiatives which may include personnel costs, third-party consultant costs, duplicative systems usage fees, administrative costs, accelerated depreciation and amortization on certain long-lived assets and other similar type charges. Transformation program initiatives include our multi-year phased implementation of a standardized enterprise resource planning system across the global organization and a lean manufacturing initiative at one of our largest manufacturing sites that was largely completed during 2023. These costs are included in "Cost of sales" and "Selling, general and administrative expenses", as appropriate, in the Consolidated Statements of Operations.

•Restructuring and other related charges - Charges related to restructuring activities which primarily include personnel termination actions and reorganization efforts to simplify and consolidate our operations. These activities include the termination of our previous Chief Executive Officer, the limited overhead restructuring action implemented in February 2023 and ongoing litigation costs for our exited Enid location. These costs are recorded in "Restructuring, impairment and other asset charges, net" in the Consolidated Statements of Operations.

•Asset impairment - Asset impairment charges, to the extent that they are experienced, are recorded in "Restructuring, impairment and other asset charges, net" in the Consolidated Statements of Operations.

•Gain on sale of property and equipment, net - Gains or losses recognized on the disposal of property and equipment that are recorded in "Restructuring, impairment and other asset charges, net" in the Consolidated Statements of Operations. We may sell or dispose of assets in the normal course of our business operations as they are no longer needed or used.

1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
A reconciliation of total Segment Operating Adjusted EBITDA to the Company's "Net income attributable to controlling interest" is as follows (in millions; unaudited):

	Three Months Ended March 31,
	2024	2023	Change $
Segment Operating Adjusted EBITDA	$18.9	$35.2	$(16.3)
Adjustments:
Transformation program	(6.3)	(7.2)	0.9
Restructuring and other related charges	(0.1)	(7.1)	7.0
Gain on sale of property and equipment, net	0.9	3.4	(2.5)
Interest expense, net	(2.1)	(1.5)	(0.6)
Depreciation and amortization	(6.5)	(6.3)	(0.2)
Income tax provision	(1.4)	(4.4)	3.0
Net income attributable to controlling interest	$3.4	$12.1	$(8.7)
1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
Astec Industries Inc.
Condensed Consolidated Balance Sheets
(In millions; unaudited)

	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash, cash equivalents and restricted cash	$58.1	$63.2
Investments	5.7	5.7
Trade receivables, contract assets and other receivables, net	192.0	152.7
Inventories, net	484.0	455.6
Other current assets, net	39.0	42.3
Total current assets	778.8	719.5
Property, plant and equipment, net	185.0	187.6
Other long-term assets	159.2	152.2
Total assets	$1,123.0	$1,059.3

Liabilities
Current liabilities:
Accounts payable	$117.8	$116.9
Customer deposits	80.0	70.2
Other current liabilities	112.6	111.9
Total current liabilities	310.4	299.0
Long-term debt	125.0	72.0
Other long-term liabilities	37.1	34.6
Total equity	650.5	653.7
Total liabilities and equity	$1,123.0	$1,059.3

1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
Astec Industries Inc.
Condensed Consolidated Statements of Cash Flows
(In millions; unaudited)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net income	$3.3	$12.1
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	6.5	6.3
Provision for credit losses	0.1	0.2
Provision for warranties	4.2	3.9
Deferred compensation expense	0.1	—
Share-based compensation	1.2	0.8
Deferred tax benefit	(2.0)	(2.6)
Gain on disposition of property and equipment, net	(0.9)	(3.4)
Amortization of debt issuance costs	0.1	0.1
Distributions to deferred compensation programs' participants	—	(0.1)
Change in operating assets and liabilities:
Purchase of trading securities, net	(2.2)	(0.8)
Receivables and other contract assets	(39.1)	(4.5)
Inventories	(30.6)	(27.2)
Prepaid expenses	0.6	2.5
Other assets	(4.0)	(5.4)
Accounts payable	2.5	3.5
Accrued loss reserves	(0.3)	0.4
Accrued employee related liabilities	(7.8)	(0.8)
Other accrued liabilities	12.2	(5.9)
Accrued product warranty	(4.5)	(3.4)
Customer deposits	10.1	(1.9)
Income taxes payable/prepaid	3.5	7.0
Net cash used in operating activities	(47.0)	(19.2)
Cash flows from investing activities:
Expenditures for property and equipment	(5.8)	(8.0)
Proceeds from sale of property and equipment	0.4	20.0
Purchase of investments	(0.5)	(0.2)
Net cash (used in) provided by investing activities	(5.9)	11.8
(Continued)

1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
Astec Industries Inc.
Condensed Consolidated Statements of Cash Flows (Continued)
(In millions; unaudited)

	Three Months Ended March 31,
	2024	2023
Cash flows from financing activities:
Payment of dividends	(2.9)	(2.9)
Proceeds from borrowings on credit facilities and bank loans	68.4	32.1
Repayments of borrowings on credit facilities and bank loans	(16.7)	(44.0)
Withholding tax paid upon vesting of share-based compensation awards	(0.4)	(1.4)
Net cash provided by (used in) financing activities	48.4	(16.2)
Effect of exchange rates on cash	(0.6)	0.1
Decrease in cash, cash equivalents and restricted cash	(5.1)	(23.5)
Cash, cash equivalents and restricted cash, beginning of period	63.2	66.0
Cash, cash equivalents and restricted cash, end of period	$58.1	$42.5
1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

NEWS RELEASE
Astec Industries Inc.
GAAP vs Non-GAAP Adjusted EPS Reconciliations
(In millions, except per share amounts; unaudited)

	Three Months Ended March 31,
	2024	2023
Net income attributable to controlling interest	$3.4	$12.1
Adjustments:
Transformation program	6.5	7.2
Restructuring and other related charges	0.1	7.1
Gain on sale of property and equipment, net	(0.9)	(3.4)
Income tax impact of adjustments	(1.3)	(2.5)
Adjusted net income attributable to controlling interest	$7.8	$20.5

Diluted EPS	$0.15	$0.53
Adjustments:
Transformation program (a)	0.29	0.32
Restructuring and other related charges	—	0.31
Gain on sale of property and equipment, net	(0.04)	(0.15)
Income tax impact of adjustments	(0.06)	(0.11)
Adjusted EPS	$0.34	$0.90
(a) Calculation includes the impact of a rounding adjustment

Astec Industries Inc.
EBITDA and Adjusted EBITDA Reconciliations
(In millions, except percentage data; unaudited)

	Three Months Ended March 31,
	2024	2023
Net sales	$309.2	$347.9

Net income attributable to controlling interest	$3.4	$12.1
Interest expense, net	2.1	1.5
Depreciation and amortization	6.5	6.3
Income tax provision	1.4	4.4
EBITDA	13.4	24.3
EBITDA margin	4.3%	7.0%

Adjustments:
Transformation program	6.3	7.2
Restructuring and other related charges	0.1	7.1
Gain on sale of property and equipment, net	(0.9)	(3.4)
Adjusted EBITDA	$18.9	$35.2
Adjusted EBITDA margin	6.1%	10.1%

1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com